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                                                                    Exhibit 10.4

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT



        THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of August 21, 1996, by and between Nevada Bob's Holdings, Inc., a Delaware corporation (the "Company"), and The Arnold Palmer Golf Company, a Tennessee corporation (the "Investor").

        In consideration of the promises herein made and on the terms and subject to the conditions herein contained, the Company and the Investor agree as follows:

                                   SECTION 1

                          Contribution to the Company

        1.1 Purchase and Sale of Stock. The Company will sell to the Investor, and the Investor will purchase from the Company, a total of 625,000 shares of the Company's Series D Preferred Stock, ("Preferred Shares") at the per share purchase price of $8.00 and an aggregate purchase price of $5,000,000 (the "Purchase Price"). The Preferred Shares will have and be subject to all the rights, preferences, privileges and restrictions with respect to the Series D Preferred Stock set forth in the form of the Company's Fourth Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Amended Certificate").

        1.2 Closing. The purchase and sale of the Preferred Shares will take place at 10:00 a.m. PDT on August 21, 1996, at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Seventh Floor, San Francisco, California, or such other time and such place as the Company and the Investor mutually agree (which time and place are designated the "Closing").

                                   SECTION 2

                 Representations and Warranties of the Company

        Except as set forth on SCHEDULE 2 the Company hereby represents and warrants to, and agrees with, the Investor as follows:

        2.1 Organization and Standing; Certificate and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified



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to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company's execution, delivery and performance of this Agreement, the transactions contemplated hereby and the Company's business generally. The Company has furnished the Investor with copies of its Restated Certificate of Incorporation in effect as of the date hereof (the "Restated Certificate") and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof.

        2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

        2.3 Affiliates. Other than Nevada Bob's Pro Shop, Inc., the Company has no Affiliates and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, partnership, trust, limited liability company or other business entity. "Affiliate" means any corporation, association, partnership, trust, limited liability company or other business entity that the Company, directly or indirectly, controls; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity through the majority ownership of voting securities.

        2.4 Capitalization. The authorized capital of the Company consists of:
(i) twenty-one million five hundred thousand (21,500,000) shares of Common Stock, twenty million (20,000,000) shares of which are designated as Series A Common Stock and one million five hundred thousand (1,500,000) shares of which are designated as Series B Common Stock; and (ii) ten million (10,000,000) shares of Preferred Stock, six hundred twenty-nine thousand (629,000) shares of which are designated as Series A Preferred Stock, eight thousand (8,000) shares of which are designated as Series B Preferred Stock and four hundred four thousand two hundred twenty-six (404,226) shares of which are designated as Series C Preferred Stock and eight million nine hundred fifty-eight thousand seven hundred seventy-four (8,958,774) shares of which are undesignated Preferred Stock. The number of issued and outstanding shares of each series of Common Stock and Preferred Stock is as follows: (i) six million eight hundred sixty-one thousand (6,861,000) shares of Series A Common Stock, (ii) one million five hundred thousand (1,500,000) shares of Series B Common Stock,
(iii) six hundred twenty-nine thousand (629,000) shares of Series A Preferred Stock, (iv) eight thousand (8,000) shares of Series B Preferred Stock and (v) four hundred four thousand two hundred twenty-six (404,226) shares of Series C Preferred Stock. The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable, with no preemptive rights. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws. Except for (i) the conversion privileges of Steven Cinelli, (ii) the right of first refusal of Kasumi Sports World, Inc, with respect to certain shares issued by the Company to third



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parties, as provided in the Contribution and Investor Rights Agreement dated
January 31, 1996 between Kasumi Sports World, Inc. and the Company and (iii) as otherwise provided herein, there are no outstanding obligations, warrants, preemptive rights or other agreements or commitments to which the Company is a party, or by which the Company is otherwise bound, providing for the issuance of any additional shares or for the purchase of shares of the Company's stock.

        2.5 Authorization. The execution, delivery and performance by the Company of this Agreement, and all other agreements or instruments executed and delivered by the Company in connection with the transactions contemplated hereunder, including the Amended Certificate (i) have been duly authorized by all necessary corporate action and duly executed and delivered by the Company and (ii) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or court decisions relating to or affecting the rights of creditors generally.

        2.6 Material Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in SCHEDULE 2; (ii) liabilities and obligations which have been incurred in the ordinary course of business which are not, in the aggregate, materially adverse to the Company and (iii) liabilities and obligations under sales, procurement, leases and other contracts and arrangements entered into in the ordinary course of business.

        2.7 Litigation, etc. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency, nor, to the best of the Company's knowledge, threatened, except as set forth in SCHEDULE 2.

        2.8 Compliance with Other Instruments, None Burdensome, etc. The
Company is not, and will not be, in violation of any term of its Restated Certificate (or the Restated Certificate, as amended upon filing of the Amended Certificate) or By-Laws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement have not resulted and will not (i) result in any material violation of, or material conflict with, or constitute a material default under, the Company's Restated Certificate (or the Restated Certificate, as amended after filing of the Amended Certificate) or By-Laws or any of its material agreements, or (ii) give rise to or result in the creation of any mortgage, pledge, lien, encumbrance, charge or right of any third party upon any of the properties or assets of the Company or under any provision of any law, regulation, ordinance or other legal requirement or any



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judgment, injunction, order, governmental permit, license or decree applicable to the Company, which would materially and adversely affect the Company.

        2.9 Registration Rights. Except pursuant to the Contribution and Investors' Rights Agreement dated January 31, 1996 between the Company and Kasumi Sports World, Inc. and as otherwise provided herein, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued.

        2.10 Govenmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's execution, delivery or performance of this Agreement, except the filing of the Amended Certificate with the Secretary of State of the State of Delaware and taking such action as may be necessary to secure an exemption under applicable state securities laws from qualification of the issuance of the Preferred Shares to the Investor.

        2.11 Brokers and Finders. No agent, broker, investment banker or other firm or person acting on behalf or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by this Agreement,

        2.12 Financial Statements. Company has delivered to Investor the audited balance sheets of the Company and Nevada Bob's Pro Shop, Inc., respectively, as of December 31, 1995 and related consolidated statements of income, shareholder's equity and cash flows for the year ended December 31, 1995 for each company ("Financial Statements"), and the unaudited consolidated balance sheet of the Company and Nevada Bob's Pro Shop, Inc. as of, and unaudited consolidated statements of income and cash flows for the four-month period ended April, 1996, The Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company and Nevada Bob's Pro Shop, Inc., respectively, as of the respective dates thereof and for the respective periods covered thereby. The unaudited financial statements were prepared in accordance with GAAP consistently applied and present fairly the financial position and results of operations of the Company and Nevada Bob's Pro Shop, Inc. taken as a whole as of the date and for the period covered thereby, except for the absence of complete footnotes.

        2.13 Disclosure. The financial projections contained in the Company's draft Private Placement Memorandum dated June _, 1996 in the section entitled "Projected Financial Performance" were prepared based on assumptions of fact and opinion as to future events that the officers and directors of the Company, at the time of delivery of the Memorandum to the



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Investor, believed to be reasonable and in good faith. Those financial projections, as with any projections, are dependent on a variety of assumptions the realization of which are not within the Company's control. Accordingly, the projections are inherently uncertain and the Company's performance may vary substantially from the projections.


                                   SECTION 3

                Representations and Warranties of the Investor.

        The Investor hereby represents and warrants to, and agrees with, the Company as follows;

        3.1 Organization and Standing. The Investor is a corporation duly organized and existing under, and by virtue of, the laws of the State of Tennessee and is in good standing under such laws.

        3.2 Corporate Power. The Investor has all requisite legal and corporate power and authority to execute and deliver this Agreement, and all other agreements or instruments executed and delivered by the Investor in connection with the transactions contemplated hereunder, and to carry out and perform its obligations under the terms thereof.

        3.3 Authorization. The execution, delivery and performance by the Investor of this Agreement, and all other agreements or instruments executed and delivered by the Investor in connection with the transactions contemplated hereunder (i) have been duly authorized by all necessary corporate action and duly executed and delivered by the Investor and (ii) will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or court decisions relating to or affecting the rights of creditors generally.

        3.4 Investment. The Investor is acquiring the Preferred Shares for investment for its own account, not as nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Preferred Shares have not been registered under the Securities Act or qualified under applicable state securities law by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and the qualification requirements of the applicable states, the availability of which exemptions depends upon, among other things, the bona-fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

        3.5 Rule 144, The Investor acknowledges that the Preferred Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Investor is



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aware of the provisions of Rule 144 promulgated under the Securities Act, which permit the limited resale of securities purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

        3.6 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities,

        3.7 Accredited Investor. The Investor hereby represents and warrants that the following statement shall be true and correct as of the date of execution of this Agreement: the Investor is an "accredited investor" as defined by Rule 501(a) promulgated by the Securities and Exchange Commission.

        3.8 Risk. The Investor understands that an investment in the Company entails a significant degree of risk. The Investor represents that it is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company.

        3.9 Access to Information. The Investor, alone or with the Investor's advisors, has had full and complete access to information concerning the Company, including the opportunity to discuss the business, management and financial affairs of the Company with the Company's management and to review the Company's facilities and business plan.

        3.10 Brokers and Finders. No agent, broker, investment banker or other firm or person acting on behalf of or under the authority of the Investor is or will be entitled to any broker's or finder's fee or any other commission or similar from the Investor in connection with any of the transactions contemplated by this Agreement.



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                                   SECTION 4

               Conditions of Investors' Obligations at Closing.

        The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor:

        4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement will be true, correct and complete on and as of the Closing with the same effect as if made on and as of the Closing, except that, with respect to Section 2.4, the Preferred Shares shall have been authorized and issued.

        4.2 Performance. The Company will have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company at or before the Closing, including without limitation delivery to the Investor of executed certificates evidencing the Preferred Shares being acquired by the Investor hereunder.

        4.3 Blue Sky Compliance. The Company will have complied with the state securities or Blue Sky laws applicable to the offer and sale of the Preferred Shares to the Investor.

        4.4 0pinion of Company's Counsel. The Investor will have received from Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation, counsel for the Company, a favorable opinion, dated the date of the Closing.

        4.5 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions will be satisfactory to the Investor, in the reasonable exercise of the judgment of the Investor. The Company will have delivered to the Investor an officer's certificate dated as of the Closing certifying that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

        4.6 Investor's Rights Agreement. The Company will have executed and delivered the Investor's Rights Agreement, in the form attached hereto as Exhibit B.

        4.7 Sub-license Agreement. The Company will have executed and delivered the Sub-license Agreement, in the form attached hereto as EXHIBIT C.



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        4.8 Marketing and Distribution Agreement. The Company will have executed and delivered the Marketing and Distribution Agreement, in the form attached hereto as EXHIBIT D.

        4.9 Consents, Permits, and Waivers. The Company will have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).


                                   SECTION 5

              Conditions of the Company's Obligations at Closing.

        The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

        5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 will be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

        5.2 Performance. The Investor will have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Investor at or before the Closing, including without limitation, delivery to the Company of the Purchase Price, in the form of immediately available funds.

        5.3 Blue Sky Compliance. The Company will have complied with the state securities or Blue Sky laws applicable to the offer and sale of the Preferred Shares to the Investors.

        5.4 Proceedings Satisfactory; Compliance Certificate. The Investor will have delivered to the Company an officer's certificate dated as of the Closing certifying that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

        5.5 Investor's Rights Agreement. The Investor will have executed and delivered the Investor's Rights Agreement, in the form attached hereto as EXHIBIT B.

        5.6 Sub-license Agreement. The Investor will have executed and delivered the Sub-license Agreement, in the form attached hereto as EXHIBIT C.



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        5.7 Marketing and Distribution Agreement. The Investor will have executed and delivered the Marketing and Distribution Agreement, in the form attached hereto as EXHIBIT D.


                                  SECTION 6

                    Post-Closing Covenant of the Company

        The Company shall file the Amended Certificate promptly following the Closing.


                                  SECTION 7

                Limitations on Actions; Limitation of Liability

        Any action by either party hereto for breach by the other party hereto of any obligation, representation or warranty hereunder must be commenced within twenty four (24) months of the date of execution of this Agreement, or the aggrieved party shall be deemed to have waived any right to bring any such action; provided, however, that (i) such representations and warranties need only be accurate as of the date of execution and delivery of this agreement and as of the Closing and (ii) such limitation will not apply to any breach of
Section 2.4 for which the time period shall be governed by applicable law. In no event shall either party hereto be liable to the other party hereto for any lost revenues, lost profits, lost savings, or indirect, consequential, incidental, special or punitive damages, arising out of or relating to: (i) any material misrepresentation or material breach of any representation or warranty made by such party in this Agreement or in any written statement, certificate or schedule furnished by such party pursuant to the provisions of this Agreement; and (ii) any material breach of any covenant, agreement or obligation of such party contained in this Agreement or any other agreement, instrument or document executed by such party in connection with this Agreement.



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                                   SECTION 8

                                 Miscellaneous

        8.1 Further Actions. Each party hereto agrees that it will, at any time and from time to time after the date hereof, upon reasonable request of the other party hereto, do, execute, perform, acknowledge and deliver all such further acts, deeds, assignments, certificates, transfers, conveyances and assurances as may be reasonably required for the consummation of the transactions contemplated hereunder.

        8.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without reference to conflicts of law principles.

        8.3 Dispute Resolution-Arbitration. In the event of a dispute between the parties hereto, such parties agree to submit the matter to binding arbitration to be conducted under the auspices of the American Arbitration Association (hereinafter referred to as "AAA").

                (a) The dispute shall be resolved in accordance with the Commercial Arbitration Rules in effect for AAA, which form of rules pertaining on the date of the demand for arbitration shall apply and govern the arbitration proceeding.

                (b) The arbitration shall be held in the State of Delaware, at such place as shall be designated by the arbitrator. Delaware law, both substantive and procedural, shall govern the proceedings.

                (c) All procedural rules for arbitration shall be strictly followed in resolving disputes under this Agreement, whether by the arbitrator, or by a court of competent jurisdiction in enforcing such provisions.

                (d) The dispute shall be resolved by a single arbitrator. The arbitrator shall be a member of the Delaware State Bar, actively engaged in the practice of law for at least ten (10) years, with expertise in the process of deciding disputes and/or interpreting contracts (in the particular field of law involving the subject controversy). If the parties cannot agree on an arbitrator after having been presented with three (3) lists of potential candidates by AAA, AAA shall select an arbitrator from among its commercial arbitration panel members who are retired Delaware judges.

                (e) The parties may resort to the courts for injunctive relief pending arbitration, without thereby waiving arbitration.

                (f) The arbitration shall be conducted in the English language in Delaware, according to the rules of evidence contained in Delaware law.



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                (g) In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of Delaware, as though the arbitrator was a court of competent jurisdiction in Delaware.

                (h) The award must be accompanied by a written statement of decision. The award will be final and binding in the absence of manifest mistake or fraud. Judgment on the award may be entered in any court of competent jurisdiction.

                (i) The arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, an examination by deposition of parties and third-party witnesses.

                (j) Any prevailing party is entitled to recover costs (and expenses) which shall include reasonable attorney's fees as well as the fees and expenses of the arbitrators and the administrative fees of AAA. A "prevailing party" shall be a party in whose favor any portion of the award is rendered and that is determined by the arbitrator to be the prevailing party.

                (k) The arbitrator shall have the authority to employ the law and motion process and to award any remedy or relief that a court of the State of Delaware could order or grant, including, without limitation, rescission, specific performance of any obligation created under the agreement, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration or judicial process.

                (l) The issue of fraud in the inducement of a contract containing an arbitration clause, such as this contract, may be decided by the arbitrator and not by the court, unless it is alleged that fraud permeated the entire contract.

        8.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto without the consent of the Company.

        8.5 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.



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        8.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed at such address as the Investor and the Company shall have furnished to each other in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Investor of any breach or default under this Agreement, or any waiver on the part of the Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

        8.8 Expenses. The Company and the Investor shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

        8.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        8.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.



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        The foregoing Agreement is hereby executed as of the date first above written.

NEVADA BOB'S HOLDINGS, INC.


/s/ John N. Baldwin
---------------------------
By:   John N. Baldwin
Its:  President


THE ARNOLD PALMER GOLF
COMPANY


/s/ George H. Nichols
---------------------------
By:  George H. Nichols
Its: President



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